Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Viacom Inc. on Form S-8 (File No. 333-130881) of our report dated June 27, 2018, with respect to our audits of the financial statements of Viacom 401(k) Plan as of December 31, 2017 and 2016 and for the year ended December 31, 2017 appearing in the Annual Report on Form 11-K of Viacom 401(k) Plan for the year ended December 31, 2017.

/s/ Marcum LLP

June 27, 2018